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                                                                  EXECUTION COPY








                     AMENDED AND RESTATED LOAN ORIGINATION,
                         SALE AND CONTRIBUTION AGREEMENT


                          Dated as of December 15, 1995


                                 by and between


                             AUTOBOND ACCEPTANCE CO.


                                       and


                         AUTOBOND FUNDING CORPORATION I

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                                TABLE OF CONTENTS

                                                                    Page

SECTION 1.  Definitions; Interpretation..............................  1

SECTION 2.  Sale and Disposition of Eligible
                 Auto Loans.......................................... 10

SECTION 3.  Intended Characterization; Grant
                 of Security Interest................................ 14

SECTION 4.  Conditions Precedent to Purchase......................... 15

SECTION 5.  Representations and Warranties of
                 AutoBond............................................ 16

SECTION 6.  Additional Covenants of AutoBond......................... 22

SECTION 7.  Termination.............................................. 24

SECTION 8.  Events of Purchase Termination........................... 25

SECTION 9.  Indemnification.......................................... 26

SECTION 10. Confidentiality.......................................... 28

SECTION 11. No Proceedings........................................... 28

SECTION 12. Notices, Etc............................................. 28

SECTION 13. No Waiver; Remedies...................................... 28

SECTION 14. Binding Effect; Assignability............................ 29

SECTION 15. Amendments; Consents and Waivers;
                 Entire Agreement.................................... 29

SECTION 16. Severability............................................. 29

SECTION 17. GOVERNING LAW; CONSENT TO
                 JURISDICTION; WAIVER OF JURY
                 TRIAL............................................... 30

SECTION 18. Headings................................................. 30

SECTION 19. Execution in Counterparts................................ 30







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                                EXHIBITS

EXHIBIT A - FORM OF SALE ASSIGNMENT
EXHIBIT B - FORM OF OFFICER'S CERTIFICATE
EXHIBIT C - FORM OF OPINION
EXHIBIT D - FORM OF REPURCHASE ASSIGNMENT
EXHIBIT E - FORM OF DEALER AGREEMENT





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      AMENDED AND RESTATED LOAN ORIGINATION, SALE AND CONTRIBUTION AGREEMENT
(the "Agreement"), dated as of December 15, 1995, by and between AutoBond Acceptance Co. (the "AutoBond"), a Texas corporation, and its successors and permitted assigns and AutoBond Funding Corporation I ("AutoBond Funding"), a Delaware corporation, and its successors and assigns.

                              W I T N E S S E T H:

      WHEREAS, AutoBond Funding has been formed for the sole purpose of acquiring and holding Auto Loans pending transfer of such Auto Loans in one or more Dispositions;

      WHEREAS, from time to time, AutoBond intends to sell or contribute Auto Loans to AutoBond Funding and AutoBond Funding intends to purchase and/or accept Auto Loans from AutoBond to hold pending transfer thereof in connection with one or more Dispositions; and

      WHEREAS, subject to the terms and conditions set forth herein, AutoBond agrees, from time to time, to sell or contribute Auto Loans to AutoBond Funding and AutoBond Funding agrees to purchase and/or accept Auto Loans from AutoBond;

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


      SECTION 1. Definitions; Interpretation.

      (a) In this Agreement the following capitalized terms have the respective following meanings:

            "Adverse Claim" means a claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect of a lien or security interest upon or with respect to (i) any Auto Loans sold hereunder other than in favor of Purchaser and the Trustee with respect to this Agreement or (ii) any Financed Vehicle securing payment of any such Auto Loan other than in favor of the Obligor, Purchaser and the Trustee.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to

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      direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Amount Financed" means, with respect to any Auto Loan, the meaning ascribed thereto in the applicable disclosure documents given to the Obligor in satisfaction of the requirements of the Federal
      Truth-in-Lending Act.

            "Approval Date" means, with respect to any Auto Loan, the date on which AutoBond makes its written credit approval with respect to the Obligor under such Auto Loan.

            "AutoBond" means AutoBond Acceptance Co., a Texas corporation.

            "AutoBond Funding" means AutoBond Funding Corporation I, a Delaware corporation and its successors and assigns.

            "AutoBond Program" means the auto loan origination program in accordance with which certain member dealers originate auto loans in accordance with the AutoBond Program Manual.

            "AutoBond Program Manual" means the AutoBond Program Manual in effect as of the date hereof, as modified from time to time pursuant to
      Section 2(c).

            "Auto Loan" means a consumer automobile loan financing the purchase of new and used automobiles, light-duty trucks and vans, which loans are secured by a lien and security interest in the automobile financed thereunder in favor of the loan holder.

            "Business Day" means any day other than a Saturday or a Sunday, or another day an which commercial banks in the States of New York, Minnesota or Texas (or in any other state in which the Servicer or AutoBond are located) are required, or authorized by law, to close or, for purposes of calculating interest on the Advances, on which commercial banks are not open for domestic and foreign exchange business in New York, New York and London, England (as specified in writing from time to time by AutoBond Funding or AutoBond).

            "Business Day Certificate" means an Officer's Certificate of AutoBond specifying days other than Saturdays or Sundays which are not Business Days.

            "Certificate Rate" means for any period of calculation, the weighted average rate at which the Sold Auto Loans have been financed or securitized.





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            "Closing Date" means December 29, 1995.

            "Collateral Account" has the meaning specified in Section 2(d).

            "Collateral Agent" means the Person designated as such by AutoBond Funding in writing to AutoBond.

            "Collection Account" has the meaning specified in Section 2(d).

            "Collection Agent" means AutoBond Acceptance Co., a Texas corporation, its permitted successors and assigns.

            "Credit Agreement" means any warehouse credit agreement between AutoBond Funding and a lender.

            "Credit and Collection Policies" means written policies consistent with the requirements of this Agreement and the Servicing Agreement, in effect from time to time formulated by the Administrator as to the requirements of certain surviving matters.

            "Credit Endorsement" means the deficiency balance endorsement issued by Interstate under the VSI Policy.

            "Cut-Off Date" means December 15, 1995 with respect to the initial Sale Date hereunder, and the last Business Day of the previous calendar month with respect to any subsequent Sale Date hereunder.

            "Dealer" means an automobile dealer who has entered into a Dealer Agreement with AutoBond with respect to, among other things, the origination of the Eligible Auto Loans.

            "Dealer Agreement" means an agreement between AutoBond and a Dealer relating to the origination, purchase and sale of Auto Loans substantially in the form attached to the AutoBond Program Manual.

            "Debt" means for any Person, (a) indebtedness of such Person for borrowed money or credit extended, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise





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      acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
      (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Debt of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Debt, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Debt of another Person, or to supply funds to or in any manner invest in another Person in connection with Debt of such Person.

            "Defaulted Auto Loan" means an Auto Loan which by its terms has more than 10% of any installment of principal or interest which is 60 or more days contractually past due.

            "Defaulted Receivable" means, as of the end of any Due Period, (a) a Defaulted Auto Loan, (b) a Receivable as to which the proceeds of the sale of the related Financed Vehicle have been received by the Administrator and (c) a Receivable as to which the Administrator has determined (or should have determined in accordance with the Credit and Collection Policies) that no further proceeds other than from the Insurance Policies are expected to be received or that such Receivable is uncollectible and such determination was made at or prior to the last day of such Due Period.

            "Determination Date" means the 10th day of each month (or the preceding Business Day, if such day is not a Business Day).

            "Disposition" has the meaning specified in Section 2(j).

            "Due Period" means (a) for the initial Due Period, the period from the Closing Date through December 31, 1995 and (b) thereafter, each calendar month.

            "Eligible Dealer" means a franchised Dealer (A) duly licensed and authorized by Governmental Authorities and the relevant manufacturers, as applicable, as a dealer in new or used Financed Vehicles, (B) as to which AutoBond has performed an investigation in accordance with the customary and usual standards of sub-prime automobile finance companies and (C) as to which AutoBond has not received notice from AutoBond in accordance with
      Section 2(b), prior to the related Approval Date, that such Dealer has ceased to be an Eligible Dealer.






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            "Eligible Receivable" means any Auto Loan which complies with the representations and warranties set forth in Section 5(b).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Event of Purchase Termination" has the meaning specified in Section 8.

            "Financed Vehicles" means new and used automobiles and light-duty trucks and vans, the purchase of which is financed by the Auto Loans.

            "Governmental Authority" means the United States of America, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

            "Indemnified Amounts" has the meaning specified in Section 9.

            "Indemnified Party" means AutoBond Funding, the Trustee, the Certificateholders (as defined in the Pooling Agreement) each holder of the indebtedness issued by AutoBond Funding and the successors, assigns, Affiliates, agents, officers, shareholders, directors, servants and employees thereof.

            "Loan Acquisition Price" means, with respect to any Auto Loan to be sold pursuant to Section 2, an amount equal to the sum of (i) the product of (A) 0.915 and (B) the Amount Financed and (ii) accrued but unpaid interest on such Auto Loan as of the related Sale Date.

            "Loan Documents" means, with respect to an Auto Loan, (i) the original retail installment loan contract and security agreement evidencing such Auto Loan, (ii) the original confirmation of title, copy of the application for title or letter of guaranty from the applicable Dealer, as the case may be, for the related Financed Vehicle, (iii) a copy of the credit application and (iv) the original confirmation of payment of premiums required under the VSI Policy.

            "Loan File" means, with respect to any Auto Loan, the original retail installment loan contract and security agreement evidencing the Auto Loan and originals or copies of such other documents and instruments relating to such Auto Loan and the security interest on the selected Financed Vehicle as specified in the Credit and Collection policies.






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            "Lockbox" means the lockbox and account established in the name of the Trustee on behalf of the Trust, pursuant to the Corporate Cash Management Services Agreement, dated December __, 1995 between the Trustee and the Lockbox Bank.

            "Lockbox Bank" means ComerciaBank-Texas.

            "Necessary Consents" means all necessary consents to the closing of the transactions contemplated hereby, in form and substance satisfactory to AutoBond and AutoBond Funding.

            "Net Payoff Balance" means, in respect of any Precomputed Receivables, the net payoff less any accrued but unpaid late charges, as determined in accordance with the worksheet attached as Schedule 2 to the Pooling Agreement.

            "Net Principal Balance" means, with respect to any Precomputed Receivable, the Net Payoff Balance as of the due date of the last full Scheduled Payment, or if more recent, the due date of the last periodic payment of principal thereon.

            "Obligor" means, with respect to any Auto Loan, the Person primarily obligated to make payments in respect thereto.

            "Original Principal Balance" means the Net Principal Balance of a Precomputed Receivable and otherwise the outstanding principal balance of a Receivable, in each case as of the related Cut-Off Date prior to its transfer to the Purchaser.

            "Other Disposition" has the meaning specified in Section 2(j).

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

            "Pooling Agreement" means the Pooling and Trust Agreement dated as of December 15, 1995 among AutoBond, AutoBond 1995 and the Trustee, as amended from time to time.

            "Precomputed Receivable" means any Auto Loan under which earned interest (which may be referred to in the Auto Loan as the add-on finance charge) and principal is determined according to the sum of periodic balances or the sum of monthly balances or the sum of the digits or any equivalent method commonly referred to as the "Rule of 78s".

            "Principal Balance" of a Receivable means, on any date of determination, the Original Principal Balance minus that





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      portion of all payments received on or prior to such date allocable to principal.

            "Purchaser" means AutoBond Funding, its permitted successors and assigns.

            "Receivable" means a fixed-rate fully amortizing closed-end consumer installment Auto Loan (upon which interest is calculable based upon either a simple interest basis or the Rule of 78s), arising from the sale of a Financed Vehicle and transferred hereunder, and which includes, without limitation, (i) the related Sale Assignment, (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment by the Obligor thereunder, including, without limitation, the Financed Vehicle, AutoBond's rights under the related Dealer Agreement, (iii) all guarantees, indemnities and warranties, proceeds of insurance policies, (including, without limitation, the rights with respect thereto under the VSI Policy and the other Insurance Policies) certificates of title and other agreements or arrangements of whatever character from time to time supporting or securing payment of such loan,
      (iv) all collections and all related Loan Documents, Loan Files and records with respect to the foregoing and (v) all proceeds of any of the foregoing.

            "Recoveries on Receivables" means, for any Due Period, all amounts received by the Servicer, the Administrator, the Transferor or the Trustee during such Due Period with respect to (a) Defaulted Receivables from any source, including, without limitation, net proceeds from the repossession and liquidation of Financed Vehicles, proceeds of insurance (including insurance maintained by Obligor and the Insurance Policies), and (b) the Repurchase Price of Receivables repurchased by Seller or AutoBond pursuant to Section 5(d).

            "Related Documents" means the Origination and Sale Agreement, this Agreement, the Pooling Agreement and the Servicing Agreement, the Insurance Policies, each Sale Assignment and all documents and instruments required to be delivered hereunder or thereunder.

            "Repurchase Price" means, with respect to any Sold Auto Loan which Seller or AutoBond is obligated to repurchase, an amount equal to (i) the Unpaid Principal Balance of such Sold Auto Loan as of the end of the preceding Due Period plus (ii) accrued and unpaid interest in respect thereof calculated at the greater of the APR (as defined in the Pooling Agreement) or the Certificate Rate from the last day to which interest has been paid and credited to the Lockbox or Collection Account on such Receivable through the last day of such Due Period, minus (iii) the amount of any principal deposited in





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      the Lockbox or the Collection Account in respect of such Auto Loan since the end of such Due Period.

            "Repurchase Requirement" has the meaning specified in Section 5(d).

            "Sale" means a sale of an Auto Loan to AutoBond Funding in accordance with Section 2.

            "Sale Assignment" means, with respect to any Auto Loan sold or contributed hereunder, the assignment substantially in the form of Exhibit A hereto and made a part hereof.

            "Sale Date" means, with respect to any Auto Loan, the date on which such Auto Loan is sold or contributed in accordance with Section 2.

            "Sales Finance Company License" means a current license issued to AutoBond authorizing it to make, purchase, and sell Auto Loans in each state in which such license is required.

            "Scheduled Payment" means a payment due on an Auto Loan in accordance with its terms.

            "Securitization" has the meaning specified in Section 2(j).

            "Securitization Trust" has the meaning specified in Section 2(j).

            "Selling Dealer" means with respect to each Sold Auto Loan, the Dealer that sold such Sold Auto Loan to AutoBond.

            "Servicer" means CSC Logic/MSA L.L.P., a Texas limited liability partnership, doing business as Loan Servicing Enterprise, and permitted successors and assigns.

            "Selling Dealer" means, with respect to each Sold Auto Loan, the Eligible Dealer that sold such Sold Auto Loan to AutoBond.

            "Servicer" means CSC Logic/MSA L.L.P., a Texas limited liability partnership, doing business as Loan Servicing Enterprise, and any successor thereto in accordance with a Servicing Agreement.

            "Servicing Agreement" means any Servicing Agreement for the servicing of Sold Auto Loans.

            "Sold Auto Loan" means an Eligible Auto Loan sold to AutoBond Funding in accordance with Section 2.






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            "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Termination Date" has the meaning specified in Section 7.

            "Trust" means the AutoBond Receivables Trust 1995-A, created pursuant to the Pooling Agreement.

            "Trustee" means Norwest Bank Minnesota, National Association, as trustee under the Pooling Agreement, and any successor thereto in accordance with the Pooling Agreement.

            "UCC" means the Uniform Commercial Code as in effect in the relevant state.

            "Unpaid Principal Balance" means, with respect to any Auto Loan as of any Determination Date, (i) for an Auto Loan bearing interest calculable on a simple interest basis, the unpaid principal amount for such Auto Loan or (ii) for a Precomputed Receivable, the Net Principal Balance, in each case as of the end of the most recent Due Period preceding such Determination Date; provided, that for any Auto Loan where the net Unrealized Amount (as defined in the Pooling Agreement) equals the Unpaid Principal Balance, such Unpaid Principal Balance shall thereafter equal zero (other than for purposes of calculating the Repurchase Price).

            "VSI Policy" means the Vender's single Interest Insurance Policy, including the Credit Endorsements, issued by Interstate Fire & Casualty Company, insuring against risk of physical damage or other losses on the Financed Vehicles, a copy of which is attached as an Exhibit to the Pooling Agreement.

            "Whole Loan Sales" has the meaning specified in Section 2(j).

      (b)  The following rules apply to this Agreement:

            (i) the singular includes the plural and the plural includes the singular;

            (ii) "or" is not exclusive and "include" and "including" are not limiting;

            (iii) a reference to any agreement or other contract includes permitted supplements and amendments;






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              (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor;

            (v) a reference to a person includes its permitted successors and assigns;

              (vi) a reference to a Section, an Exhibit or a Schedule without further reference is to the relevant Section, Exhibit or Schedule of this Agreement;

            (vii) any right may be exercised at any time and from time to time; and

            (viii) words such as "hereunder", "hereto", "hereof" and "wherein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular Section, subsection or clause hereof.

      SECTION 2. Sale and Disposition of Eligible Auto Loans.

            (a) From time to time, AutoBond has agreed and agrees to sell or contribute (and by execution of this Agreement and any Sale Assignment does hereby sell or contribute) to AutoBond Funding, subject to the terms and conditions of this Agreement, all right, title and interest of AutoBond in and to:

            (i) fixed-rate fully amortizing closed-end consumer installment Auto Loans listed on Schedule 1 to a Sale Assignment, all principal Payments paid in respect thereof after the related Cut-off Date and all monies due, to become due or paid in respect thereof after the related Sale Date and all liquidation proceeds and recoveries thereon;

            (ii) all security interests and liens and property subject thereto from time to time purporting to secure payment by Obligors under the Sold Auto Loans, including, without limitation, the Financed Vehicles;


            (iii) all rights (but no obligations) under the Dealer Agreements and all proceeds from recourse to Dealers relating to the Sold Auto Loans;

            (iv) all guaranties, indemnities and warranties, and proceeds of insurance policies (including the Insurance Policies), certificates of title and other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Sold Auto Loans;





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            (v) all collections and records (including computer records) with respect to the foregoing;

            (vi) all documents relating to the Sold Auto Loans, including those contained in the Loan Files and all Loan Documents; and

            (vii) all proceeds and other benefits (and including all items of property described in Schedule 3 to the Pooling Agreement) of any and all of the foregoing.

Subject to the terms and conditions of this Agreement, AutoBond Funding agrees to purchase or accept the foregoing from AutoBond. To the extent that the Loan Acquisition Price paid to Seller for any Sold Auto Loan is less than the fair market value of such Sold Auto Loan, the difference between such fair market value and the Loan Acquisition Price shall be deemed to be a capital contribution made by Seller to Purchaser on the relevant Sale Date.

      (b) The parties hereto agree that the obligation to repay an Auto Loan purchased by AutoBond Funding pursuant hereto must be secured by a Financed Vehicle sold to an Obligor by an Eligible Dealer. An otherwise Eligible Dealer shall cease to be an Eligible Dealer within fifteen calendar days or sooner, if practicable, following a determination by AutoBond, or following the receipt by AutoBond of written notice of the determination of AutoBond Funding that such dealer has ceased to be an Eligible Dealer. Following any such determination, AutoBond agrees that it will approve no additional Auto Loans as Eligible Auto Loans, which are originated by such Dealer.

      (c) The parties hereto agree that the AutoBond Program Manual may be modified from time to time by AutoBond (i) in any immaterial respect, without the consent of the parties hereto and (ii) in any material respect, with the consent of the parties hereto, but in each case, subject to the consent of the Trustee and any lender under a Credit Agreement.

      (d) In order to offer an Auto Loan for sale by AutoBond to AutoBond Funding, AutoBond shall deliver to the Collateral Agent, on any Business Day each of the Loan Documents and the originally executed Sale Assignment therefor. Upon receipt by the Collateral Agent of the complete Loan Documents and the duly executed original Sale Assignment and subject to the terms of this Agreement, the Collateral Agent or the Trustee, as the case may be, on behalf of AutoBond Funding, will transfer from an account (the "Collateral Account" or the "Collection Account", as the case may be) established at the Collateral Agent or the Trustee, as the case may be, for the purpose of funding the purchase of Eligible Auto Loans in accordance with this Agreement, to AutoBond an amount equal to the Loan Acquisition Price with respect to such Auto Loan by the close of business for the Collateral Agent or the Trustee, as the case may be, on or before the second Business Day following the





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receipt by the Collateral Agent of such Loan Documents and Sale Assignment.

      (e) Upon payment of the Loan Acquisition Price and execution of the Sale Assignment with respect to a Sold Auto Loan, the ownership of each such Sold Auto Loan and all collections allocable to principal thereon since the related Cut-off Date and all other property interests or rights conveyed pursuant to and referenced in Section 2(a) hereof, shall be vested in AutoBond Funding and AutoBond shall not take any action inconsistent with such ownership nor claim any ownership interest in any such Sold Auto Loan for any purpose whatsoever other than consolidated federal and state income tax reporting; provided, that AutoBond, in its capacity as Collection Agent on behalf of the Collateral Agent or the Trustee, as the case may be, will remain as lienholder with respect to the related Financed Vehicle.

      (f) On or prior to the related Sale Date, AutoBond shall indicate in its computer files and other records that each Sold Auto Loan has been sold to Purchaser and transferred and assigned to the Trust pursuant to the Pooling Agreement. In addition, on or prior to the third Business Day after the Closing Date, AutoBond shall file, at its own expense, financing statements in favor of the Purchaser and the Trustee or the Collateral Agent, as the case may be, as assignee with respect to the Sold Auto Loans meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary or appropriate to perfect the acquisition of the Auto Loans by AutoBond Funding from AutoBond and the first priority interest of AutoBond Funding therein, and shall deliver file-stamped copies of such financing statements to AutoBond Funding and the Trustee or the Collateral Agent, as the case may be. In addition, each of AutoBond and Autobond Funding shall respond to any inquiries with respect to ownership of a Sold Auto Loan by stating that such Sold Auto Loan has been sold to AutoBond Funding and that AutoBond is not the owner of such Sold Auto Loan and that such Sold Auto Loan has been assigned to the Trustee or the Collateral Agent, as the case may be; provided, however, that AutoBond may respond to inquiries by an Obligor by confirming its role as Collection Agent.

      (g) AutoBond at any time and from time to time shall, at its sole cost and expense, afford AutoBond Funding, the Trustee or the Collateral Agent, as the case may be, and their respective authorized agents and representatives upon reasonable notice, reasonable access during regular business hours to their records relating to their performance under and compliance with the Related Documents and will cause their respective personnel to assist in any examination of such records to enable Purchaser and/or the Trustee to determine their compliance with the terms of the Related Documents. The examination referred to in the immediately preceding sentence will be conducted in a manner that does not unreasonably interfere with AutoBond's normal operations or customer or employee relations.





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      (h) AutoBond agrees that, from time to time, at its expense, it will promptly execute and deliver all further instruments, notices and documents, and take all further action, that may be necessary or appropriate, as reasonably determined by AutoBond Funding, or that AutoBond Funding may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Sold Auto Loans to AutoBond Funding or to enable AutoBond Funding or its assignee to exercise or enforce any of its respective rights hereunder or under any Sale Assignment, as the case may be or to otherwise facilitate any Disposition. Without limiting the generality of the foregoing, AutoBond will promptly, upon the request of AutoBond Funding, will enforce the terms of each Dealer Agreement with respect to the obligations of the respective Dealers thereunder and will deposit any amounts recovered in respect of Sold Auto Loans pursuant to such Dealer Agreement in the Loan Revenue Account established pursuant to the Security Agreement or, if such Sold Auto Loan is not pledged under the Security Agreement, in such other account as directed by AutoBond Funding.

      (i) Any action required or permitted to be taken by AutoBond Funding in furtherance of its obligation to purchase Eligible Auto Loans hereunder, including enforcement of its rights and receipt of documents, may be delegated by it to one or more agents (including the Collateral Agent and the Servicer), or assigned to an assignee pursuant to a Disposition, in each case to be designated by it in writing to AutoBond.

      (j) AutoBond acknowledges that AutoBond Funding has been formed with the intent that the Sold Auto Loans will, from time to time, be pooled and disposed of by AutoBond Funding, either (i) in structured-finance securitization transactions, including through AutoBond Funding Corporation 1995 (each, a "Securitization"), (ii) pursuant to whole-loan sales (each, a "Whole-Loan Sale") or (iii) in some other form of disposition (each, an "Other Disposition" and, together with Securitizations and Whole-Loan Sales, "Dispositions"). In connection with Securitizations, the Sold Auto Loans may be transferred to one or more trusts (each, a "Securitization Trust").

      (k) Each Auto Loan offered by AutoBond for sale to AutoBond Funding pursuant hereto may include an optional credit life, accident and health insurance policy, other cancelable insurance products or optional extended service contract (i) approved and sponsored in accordance with and pursuant to the AutoBond Program Manual or (ii) at the option of AutoBond approved but not sponsored in accordance with and pursuant to the AutoBond Program Manual, including, in either case, the criteria set forth in the AutoBond Program Manual with respect to the financial standing of the institutions offering such policies and/or contracts. In the event an optional credit life, accident and health insurance policy or optional extended service contract approved but not sponsored in accordance with and pursuant to the AutoBond Program Manual is





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

canceled and a return premium is required to be made, AutoBond will exercise its best efforts to recover such amount from the respective Dealer, and AutoBond agrees to promptly remit to the Collateral Agent any amount so received.

      (l) Except as specifically provided for herein, the sale and the purchase of the Auto Loans under this Agreement is without recourse to AutoBond; provided that AutoBond shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by them under this Agreement.

      (m) Neither AutoBond Funding nor any assignee shall have any obligation or liability with respect to any Auto Loan nor shall AutoBond Funding or any assignee have any liability to any Obligor in respect of any Auto Loan. No such obligation or liability is intended to be assumed by AutoBond Funding or any assignee herewith and any such liability hereby is expressly disclaimed.

      SECTION 3. Intended Characterization; Grant of Security Interest.

      It is the intention of the parties hereto that each transfer of Eligible Receivables to be made pursuant to the terms hereof shall constitute a sale or capital contribution by AutoBond to AutoBond Funding and not a loan. In the event, however, that a court of competent jurisdiction were to hold that any such transfer constitutes a loan and not a sale or capital contribution, it is the intention of the parties hereto that AutoBond shall be deemed to have granted to AutoBond Funding as of the date hereof a first priority perfected security interest in all of AutoBond's right, title and interest in, to and under each Sold Auto Loan, and all proceeds thereof. In the event of the characterization of any such transfer as a loan, the amount of interest payable or paid with respect to such loan under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable state law or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable state law, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any such loan exceeds the Highest Lawful Rate, the parties hereto stipulate that
(a) to the extent possible given the term of such loan, such excess amount previously paid or to be paid with respect to such loan be applied to reduce the principal balance of such loan, and the provisions thereof immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder and (b) to the extent that the reduction of the principal balance of, and the amounts collectible under, such loan and the reformation of the provisions thereof described in the immediately preceding clause (a) is not possible given the term of such loan, such excess amount





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will be deemed to have been paid with respect to such loan as a result of an error and upon discovery of such error or upon notice thereof by any party hereto such amount shall be refunded by the recipient thereof.

      SECTION 4. Conditions Precedent to Purchase.

      (a) The obligation of AutoBond Funding to purchase Auto Loans pursuant to
Section 2 on the first Sale Date is subject to the fulfillment to the satisfaction of, or waiver by, AutoBond Funding of prior to or on the Closing Date, the condition precedent that AutoBond Funding shall have received on or before the Closing Date the following, in form and substance satisfactory to AutoBond Funding:

            (i) a certificate of the secretary or assistant secretary of AutoBond (on which certificate such party may conclusively rely until such time as it shall receive from AutoBond a revised certificate meeting the requirements of this subsection) certifying as of the Closing Date: (A) the names and true signatures of the officers authorized on its behalf to sign this Agreement, (B) a copy of AutoBond's organizational documents and
      (C) a copy of the resolutions of the board of directors of AutoBond approving this Agreement and the transactions contemplated hereby or other evidence of the authorization of AutoBond to enter into this Agreement and the transactions contemplated hereby, reasonably satisfactory in form and substance to AutoBond Funding;

            (ii) an Officer's Certificate in the form of Exhibit B attached hereto and made a part hereof; and

            (iii) the opinion of Dewey Ballantine, counsel to AutoBond in the form attached hereto as Exhibit C.

The statements as to which an officer of AutoBond certifies in the Officer's Certificate described in Section 4(a)(v) shall be deemed re-certified by such officer or his successor on each Sale Date as though certified thereby on such Sale Date and with respect to such Sale Date, except as specifically disclosed in a prior instance to AutoBond Funding in writing and specifically consented to by AutoBond Funding in its sole discretion.

      (b) Each Sale (including the first Sale pursuant hereto) shall be subject to the further conditions precedent that on the related Sale Date, AutoBond shall have:

            (i) delivered to AutoBond Funding acknowledgment copies of proper financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any Person in each Auto Loan being sold on such Sale Date previously granted by AutoBond; and






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

            (ii) delivered to AutoBond Funding evidence (A) that AutoBond, as collection agent and custodian on behalf of AutoBond Funding and the Collateral Agent or on behalf of any applicable assignee, holds a first priority perfected security interest in each Financed Vehicle securing each Eligible Auto Loan being sold on such Sale Date or (B) of the commencement of all necessary and appropriate actions that would result in the valid perfection of a first priority security interest in each Financed Vehicle securing each Auto Loan being sold on such Sale Date in favor of AutoBond in such capacity, upon completion of processing by the applicable state agency.

      SECTION 5. Representations and Warranties of AutoBond.

      (a) AutoBond represents and warrants to AutoBond Funding, as of the date hereof (which representations and warranties shall be deemed reaffirmed on each Sale Date as though made on such Sale Date) with respect to AutoBond as follows:

            (i) AutoBond is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, is duly qualified to do business and is in good standing in every jurisdiction in which the nature of its business requires it to be so qualified;

            (ii) AutoBond has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and to perform the transactions contemplated hereby;

            (iii) the execution, delivery and performance by AutoBond of this Agreement and the transactions contemplated hereby, (A) have been duly authorized by all necessary corporate or other action on the part of AutoBond, (B) do not contravene or cause AutoBond to be in default under
      (1) AutoBond's articles of incorporation or by-laws, (2) any contractual restriction with respect to any debt of AutoBond or contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting AutoBond or its property or (3) any law, rule, regulation, order, writ, judgment, award, injunction or decree applicable to, binding on or affecting AutoBond or its property and (C) do not result in or require the creation of any Adverse Claim;

            (iv) this Agreement has been duly executed and delivered on behalf of AutoBond;

            (v) no consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by AutoBond of this Agreement or for the





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

      perfection of or the exercise by AutoBond Funding of any of its rights or remedies hereunder, other than the Necessary Consents, each of which has been obtained and complete copies of which have been provided to AutoBond Funding except that the exercise of remedies hereunder may require notices and other actions in accordance with applicable law at the applicable time;

            (vi) this Agreement is the legal, valid and binding obligation of AutoBond, enforceable against AutoBond in accordance with its respective terms, except as such enforceability may be limited by applicable federal or state insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditor's rights and general principles of equity; and

            (vii) there is no pending or threatened action, suit or proceeding, against or affecting AutoBond or the property of AutoBond, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (A) asserting the invalidity of this Agreement, (B) seeking to prevent the sale and assignment of any Auto Loan or the consummation of any of the transactions contemplated hereby or (C) seeking any determination or ruling that might materially and adversely affect (1) the performance by AutoBond of this Agreement, (2) the validity or enforceability of this Agreement, (3) any Auto Loan, (4) the tax attributes of the Sales or (5) the financial condition of AutoBond.

      (b) With respect to each Auto Loan, AutoBond represents and warrants to AutoBond Funding, as of the Sale Date on which such Auto Loan becomes a Sold Auto Loan, that:

            (i) such Auto Loan complies in full with, and has been originated in accordance with, the AutoBond Program Criteria and the AutoBond Program Manual;

            (ii) AutoBond has conducted each of the procedures set forth in the AutoBond Program Manual to evaluate the Obligor's application in accordance with the Credit and Collection policies;

            (iii) upon completion of processing by the applicable state agency, such Auto Loan shall include a validly perfected first priority security interest in the Financed Vehicle securing such Auto Loan in favor of AutoBond or its designated assignee as secured party which security interest is assignable and, if applicable, has been so assigned to AutoBond or its designated assignee and such Financed Vehicle is free and clear of any Adverse Claim and, so long as AutoBond Funding or its assignee remains the owner of such Auto Loan, AutoBond will hold such security interest solely as an agent of AutoBond Funding or its assignee, will take all necessary steps to maintain such security interest and will





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      not transfer such security interest to any other party without the prior written consent of AutoBond Funding or its assignee;

            (iv) such Auto Loan has not been satisfied, subordinated or rescinded; and no provision of such Auto Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File;

            (v) such Auto Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning such Auto Loan between the Obligor and the Dealer, the Dealer and AutoBond, or otherwise and no such right has been asserted with respect thereto;

            (vi) immediately prior to assigning such Auto Loan to AutoBond Funding, AutoBond was the sole owner and had full right to transfer such Auto Loan to AutoBond Funding; such Auto Loan has not been sold, assigned or pledged by AutoBond to any other Person and AutoBond has conveyed to AutoBond Funding good and marketable title to such Auto Loan, free and clear of any Adverse Claim;

            (vii) on the date of its transfer, such Auto Loan is not a Defaulted Auto Loan and there is no default, breach, violation, or event permitting acceleration under the Auto Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Receivables; provided that, (A) with respect to any Auto Loan acquired by the Purchaser on the Closing Date, if such Auto Loan is not 60 days or more contractually past due and (B) with respect to any Auto Loan acquired by the Purchaser after the Closing Date, if such Auto Loan is not more than one payment past due, such Auto Loan shall be deemed not to be in payment default, unless such Receivable is a Defaulted Receivable;;

            (viii) the Loan File related to such Auto Loan contains each of the documents required by the AutoBond Program Manual;

            (ix) the down payment described in such Loan File was paid to the related Dealer in the manner stated therein;

            (x) the Financed Vehicle securing the Obligor's obligation to pay under such Auto Loan has been delivered to and accepted by the Obligor;

            (xi) such Auto Loan is denominated and payable in United States dollars;

            (xii) such Auto Loan contains enforceable provisions such as to render the rights and remedies of the holder





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      thereof adequate for the realization of the security afforded by the related collateral;

            (xiii) such Auto Loan has been originated and sold in the ordinary course of AutoBond's and the related Dealer's business, and such Auto Loan has been entered into by the related Dealer pursuant to standard terms of loan documentation in accordance with the AutoBond Program, copies of which have been certified to AutoBond Funding;

            (xiv) the Dealer Agreement relating to such Auto Loan is in effect, whereby the related Dealer warrants delivery of title to such Financed Vehicle, indemnifies AutoBond against fraud and misrepresentation by the related Dealer and its employees and represents and warrants that such Dealer did not accept any side notes as any part of the down-payment portion of the related Obligor's purchase price, and AutoBond's rights thereunder with regard to such Auto Loan, have been validly assigned to, and are enforceable against the related Dealer by, AutoBond Funding or its assignee, along with any other rights of recourse which AutoBond has against the related Dealer, without prejudice to any rights (A) AutoBond Funding may have against AutoBond and (B) AutoBond may have against the related Dealer with regard to Auto Loans that are not Sold Auto Loans;

            (xv) the related Dealer is an Eligible Dealer;

            (xvi) this Agreement and each related Sale Assignment constitutes a valid sale, transfer, assignment set-over and conveyance to AutoBond Funding of all right, title and interest of AutoBond and the Selling Dealer in and to such Auto Loan now existing and hereafter created, and upon its receipt of such Auto Loan and payment of the related Loan Acquisition Price, AutoBond Funding will have good and marketable title to such Auto Loan free and clear of any Adverse Claim and such Auto Loan shall be freely transferable by AutoBond Funding without the required consent of any party;

            (xvii) such Auto Loan does not (A) contravene in any material respect any laws, rules or regulations applicable thereto in connection with the origination of such Auto Loan (specifically excluding laws, rules or regulations applicable thereto in connection with post-origination compliance, including, but not limited to, laws, rules and regulations applicable thereto in connection with fair credit billing, fair credit reporting and fair debt collection practices) or (B) except as required by applicable law, impose any liability or obligation of the Dealer or AutoBond on AutoBond Funding or its assignee with respect to such Auto Loan;

            (xviii) there are no procedures or investigations pending or, to the best of AutoBond's knowledge, threatened before any





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      Governmental Authority (A) asserting the invalidity of such Auto Loan, or
      (B) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Auto Loan;

            (xix) AutoBond and, to the best of its knowledge, the Selling Dealer, have duly fulfilled all obligations on their part to be fulfilled under or in connection with such Auto Loan and have done nothing to impair the rights of AutoBond Funding in such Auto Loan or the rights of AutoBond Funding in the proceeds with respect thereto, and have paid in full all taxes and other charges payable in connection with such Auto Loan and the transfer of such Auto Loan to AutoBond Funding, which could impair or become a lien prior to AutoBond Funding's interest in such Auto Loan;

            (xx) the Sale Assignment has been duly executed and delivered by AutoBond;

            (xxi) the residence of the related Obligor is located within the borders of the United States of America;

            (xxii) the original of the retail installment sale contract and note evidencing such Auto Loan has been delivered to the Collateral Agent;

            (xxiii) the Obligor is not a Governmental Authority; and

            (xxiv) such Auto Loan is eligible for coverage under the VSI Policy then in effect with respect to the Sold Auto Loans.

      (c) It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive the sale or contribution of a Sold Auto Loan to AutoBond Funding and any assignment of such Sold Auto Loan by AutoBond Funding to any subsequent assignee and shall continue so long as any such Sold Auto Loan shall remain outstanding until such time as such Sold Auto Loan is repurchased pursuant to Section 5(d). AutoBond acknowledges that it has been advised that AutoBond Funding may assign all or part of its right, title and interest in and to each Sold Auto Loan and its right to exercise the remedies created by this Section 5 to a subsequent assignee. AutoBond agrees that, upon any such assignment, any subsequent assignee may enforce directly, without joinder of AutoBond Funding (but subject to any defense that AutoBond may have under this Agreement), the purchase obligations of AutoBond set forth in Section 5(d) with respect to breaches of the representations and warranties set forth in Section 5(a) and Section 5(b).

      (d) Upon discovery by AutoBond Funding, any subsequent assignee or AutoBond of (i) a breach of any of the representations and warranties in Section 5(a) or Section 5(b) which materially and adversely affects the value of a Sold Auto Loan or the interests of





                                       20


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AutoBond Funding or a subsequent assignee therein or (ii) the failure of
AutoBond to deliver original certificates of title in accordance with Section 6(m), the party discovering such breach or failure to deliver shall give prompt written notice to the other parties. If, at the time of such discovery, (i) no loss has yet occurred with respect to such Sold Auto Loan, (ii) such breach or failure to deliver is curable and (iii) AutoBond shall have failed to cure such breach or failure to deliver within, in the case of a breach, 30 days, and, in the case of a failure to deliver, seven Business Days, after the earlier of (A) AutoBond's discovery of such breach or failure to deliver and (B) AutoBond's receipt of written notice of such breach or failure to deliver, then if requested in writing by notice from AutoBond Funding or any subsequent assignee, AutoBond shall immediately repurchase such Sold Auto Loan by remitting an amount equal to the Repurchase Price in the manner specified in such notice; provided, however, if any such breach under Section 5(b) is due to a breach or default by a Dealer under a Dealer Agreement, AutoBond shall have 30 days in which to cure such breach or default with respect to such Dealer, in which case AutoBond will promptly notify the Lender. If AutoBond fails to cure such Dealer breach or default within 30 days, then AutoBond shall be obligated to repurchase the affected Sold Auto Loans pursuant to this Section 5(d). Any such repurchase shall be made without recourse against, or warranty, express or implied, of AutoBond Funding or any such assignee. Notwithstanding the immediately preceding sentence, in connection with any such repurchase, AutoBond Funding shall in writing represent to AutoBond (i) the amount of the remaining balance of the relevant Sold Auto Loan and (ii) that AutoBond Funding has not violated in any material way any laws applicable to the collectibility of such Sold Auto Loan. AutoBond Funding or any subsequent assignee shall execute and deliver an assignment substantially in the form of Exhibit D attached hereto and made a part hereof to vest ownership of such Sold Auto Loan in AutoBond. If, at the time of the discovery of such breach or failure to deliver, a loss has occurred with respect to such Sold Auto Loan, then AutoBond shall pay to AutoBond Funding or any subsequent assignee an amount equal to the amount, if any, by which the Repurchase Price exceeds the net proceeds from such Sold Auto Loan. It is understood and agreed that the obligation of AutoBond to repurchase any Sold Auto Loan pursuant to this Section 5(d) or to make the payment described in the immediately preceding sentence (the "Repurchase Requirement") shall constitute the sole remedy for the breach of any representation or warranty set forth in
Section 5(b) or the failure by AutoBond to deliver an original certificate of title in accordance with Section 6(m); provided, that the foregoing limitation shall not be construed to limit in any manner AutoBond Funding's rights to (a) declare the Termination Date to have occurred to the extent that such breaches or failures to deliver also constitute, or contribute to the determination of, an Event of Purchase Termination, (b) indemnification to the extent available under Section 9, or (c) offset the amount of the Repurchase Price from the Loan Acquisition Price in connection with any other Sold





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

Auto Loans. It is also understood and agreed that upon the repurchase by AutoBond of a Sold Auto Loan in accordance with this Section 5(d) and the payment by AutoBond of all monies required to be paid by it under this Section 5(d) it is the intention of the parties hereto and AutoBond Funding warrants that, if the seller of such Sold Auto Loan is AutoBond Funding, AutoBond shall own all right, title and interest of AutoBond Funding in and to such Sold Auto Loan.

      (e) Subject to Section 9, with respect to any representations and warranties contained in Section 5(b) which are made to the best of AutoBond's knowledge, if it is discovered that any representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of a Sold Auto Loan or the interests of AutoBond Funding or any assignee thereof, then notwithstanding AutoBond's lack of knowledge of the accuracy of such representation and warranty at the time such representation or warranty was made, such inaccuracy shall be deemed a breach of such representation or warranty for purposes of the Repurchase Requirement described in Section 5(d).

      (f) It is understood and agreed that the Repurchase Requirement shall survive any assignment of a Sold Auto Loan by AutoBond Funding to any subsequent assignee and shall continue so long as any such Sold Auto Loan shall remain outstanding notwithstanding any termination of this Agreement.


      SECTION 6. Additional Covenants of AutoBond. AutoBond shall, unless AutoBond Funding shall otherwise consent in writing:

            (a) comply in all material respects with all applicable laws, rules, regulations and orders with respect to itself, its business and properties;

            (b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization and, if applicable, all necessary Sales Finance Company Licenses;

            (c)  [reserved];

            (d) furnish, or cause to be furnished, to AutoBond Funding as soon as available and in any event within 120 days after the end of each fiscal year of AutoBond, a copy of the consolidated financial statement of AutoBond and its consolidated subsidiaries as of the end of such year and the related consolidated statements of income and retained earnings, and of cash flow, of AutoBond and its consolidated Subsidiaries for such year, in each case reported on by a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants;






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            (e) promptly after the occurrence thereof, deliver notice of any pending or threatened action, suit or proceeding of a type described in
      Section 5(a)(vii);

            (f) as soon as possible and in any event within five days after the occurrence of an Event of Purchase Termination as defined in Sections 8(a) through and including 8(g) (including without limitation a material adverse change in the financial condition of AutoBond as determined by AutoBond Funding) or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Purchase Termination, furnish to AutoBond Funding the statement of an officer of AutoBond setting forth complete details of such Event of Purchase Termination or event and the action which AutoBond has taken, is taking and proposes to take with respect thereto;

            (g) if requested by AutoBond Funding, promptly verify the accuracy of any background information concerning AutoBond required for any offering document with respect to the sale of securities backed by the Sold Auto Loans, and allow such information to be published in such public offering documents; provided, that no financial statements of AutoBond shall be so published without AutoBond's written consent which consent shall not be unreasonably withheld;

            (h) maintain, at its own expense, with responsible insurance companies such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses. No provision of this Section 6(h) requiring insurance shall relieve AutoBond from its duties and obligations as set forth in this Agreement. AutoBond shall be deemed to have complied with this provision in whole or in applicable part if one of its Affiliates has such applicable policy or policies and, by the terms thereof, the coverage afforded thereunder extends to AutoBond. AutoBond shall, upon the request of AutoBond Funding, file with AutoBond Funding a list of the insurance then in effect, stating the names of the insurance companies, the amounts of the insurance, the dates of expiration thereof, and the properties and risks covered thereby;

            (i) use reasonable efforts to promptly acquire, maintain and/or deliver to AutoBond Funding, as the case may be, from time to time, such other information, documents, records or reports, including tax returns and reports, respecting the Auto Loans or the condition or operations, financial or otherwise, of AutoBond or any of its Subsidiaries, as AutoBond Funding may, from time to time, reasonably require including, but not limited to, such information, documents, records or reports which AutoBond Funding is requested or required by applicable law (including any requirement of law arising by means of deposition, interrogatory, request for information,





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      subpoena, civil investigative demand or similar process or by a regulatory body or agency or other legal entity) to provide to a third party (including any Governmental Authority) and such information that is desirable to obtain in connection with any Disposition including any such information requested by any ratings agency involved in any Disposition; provided, that appropriate confidentiality shall be maintained by AutoBond Funding and or any third party and that the requesting third party has an appropriate reason to obtain information that pertains to the AutoBond Program;

            (j) keep a copy of this Agreement in its official records;

            (k) use its best efforts to comply with and adhere to the AutoBond Program Manual;

            (l) deliver to the Collateral Agent or, upon a Disposition, the assignee designated by AutoBond Funding, on the earlier to occur of (i) the seventh day following the date of the issuance by the relevant state title registration agency of an original certificate of title for an Financed Vehicle and (ii) the date which is the 135th day after the Sale Date of the related Auto Loan, an original certificate of title for the related Financed Vehicle issued by the relevant state title registration agency; provided, that AutoBond shall be obligated to purchase, in accordance with Section 5(d), each Auto Loan in connection with which an original certificate of title is not so delivered to the Collateral Agent or such assignee; and

            (m) agree to reasonable amendments to this Agreement which do not add material responsibilities of AutoBond hereunder and which do not diminish the material benefits of AutoBond hereunder which amendments are necessary (i) to ensure the assignment by the rating agency rating the securities to be issued in connection with a Disposition of a desirable (in the sole discretion of AutoBond Funding) rating of such securities or
      (ii) to prevent a review with negative implications, suspension, downgrade, withdrawal or other impairment of the rating assigned to such securities.


      SECTION 7. Termination. This Agreement shall have an initial term of five years, commencing on the date hereof, and shall thereafter be automatically renewed for successive one-year periods; provided, however, that this Agreement will terminate on the date (the "Termination Date"), if any, that is the earlier to occur of the following events:

            (a) the date an Event of Purchase Termination shall have been declared or deemed declared in accordance with the provisions of Section 8; or

            (b) at the expiration of the then current term if either party gave notice to the other of its election not to renew this Agreement no less than ninety days prior to the expiration of such term.


      SECTION 8. Events of Purchase Termination. If any of the following events (each, an "Event of Purchase Termination") shall occur and be continuing:

            (a) AutoBond shall fail to perform or observe any material term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for 30 days after written notice thereof shall have been given by AutoBond Funding to AutoBond; or

            (b) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of a material amount of Debt, which default results in the acceleration of such Debt; or

            (c) AutoBond shall generally not pay any of its respective debts as such debts become due, or AutoBond shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against AutoBond seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a conservator, receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or AutoBond shall take any corporate action to authorize any of the actions set forth in this subsection; or

            (d) judgments or orders of any court, arbitrator or other Governmental Authority for the payment of money (other than such judgments or orders in respect of which adequate insurance is maintained for the payment thereof) in excess of $50,000 in the aggregate against AutoBond shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

            (e) there is a material breach of any of the representations and warranties of AutoBond set forth in Section 5(a); or

            (f) any Governmental Authority (including the Internal Revenue Service or the Pension Benefit Guaranty Corporation) shall file notice of a lien with regard to the assets of AutoBond (other than a lien (i) limited by its terms to assets other than Auto Loans and (ii) not materially adversely affecting the financial condition of AutoBond); or

            (g) this Agreement and the Sale Agreement shall for any reason cease to evidence the transfer to AutoBond Funding of the legal, equitable and marketable title to, and ownership of, the Auto Loans; or

            (h) AutoBond Funding becomes obligated to cease purchasing Auto Loans from AutoBond in accordance with any Credit Agreement or otherwise pursuant to a Disposition;

then and in any such event, AutoBond Funding may, by notice to AutoBond declare an Event of Purchase Termination to have occurred, in which case the Termination Date shall be the date such notice is given without demand, protest or further notice of any kind, all of which are hereby expressly waived by AutoBond; provided, that in the event that any of the Events of Purchase Termination described in subsections (c) or (g) of this Section 8 shall have occurred, an Event of Purchase Termination shall be deemed to have been declared in which case the Termination Date shall be on the date on which such Event of Purchase shall have occurred, without demand, protest or any notice of any kind, all of which are hereby expressly waived by AutoBond; provided, further, that in the event that the Event of Purchase Termination described in subsection (i) of this
Section 8 shall have occurred, AutoBond Funding shall not unreasonably discriminate against AutoBond in terminating this Agreement. Upon any such actual declaration or deemed declaration, (i) all of AutoBond's rights under this Agreement (except its rights by virtue of AutoBond Funding not having performed its obligations and agreements hereunder) shall terminate and (ii) AutoBond Funding shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC and other applicable law, which rights shall be cumulative.

      SECTION 9. Indemnification. Without limiting any other rights that an Indemnified Party may have hereunder or under applicable law, AutoBond hereby agrees to pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all claims, losses and liabilities and related costs and expenses, including taxes and reasonable attorneys' fees and disbursements ("Indemnified Amounts") which may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of or resulting from:

            (a) any representation or warranty made or deemed made by AutoBond (or any of its officers) under this Agreement, or any report delivered by AutoBond pursuant hereto or any other information delivered by AutoBond pursuant hereto, having been incorrect in any material respect when made or deemed made or delivered (except with respect to any representation and warranty arising under Section 5(b) (other than Section 5(b)(xxi)(A) in respect of losses to or damages imposed on AutoBond Funding or its assignee in excess of the Repurchase Price of a Sold Auto Loan) in respect of a Sold Auto Loan, as to which AutoBond Funding's remedies are set forth in Section 5(d));

            (b) the failure by AutoBond to comply with any term, provision or covenant contained in this Agreement, or any agreement executed in connection with this Agreement;

            (c) the failure to vest and maintain vested in AutoBond Funding, or to transfer to AutoBond Funding, legal, equitable and marketable title to and ownership of the Auto Loans which are, or are purported to be, Sold Auto Loans, together with all proceeds in respect thereof, free and clear of any Adverse Claim (except as permitted hereunder) whether existing at the time of the proposed sale of such Auto Loan or at any time thereafter and without limitation to the remedies set forth in Section 5; or

            (d) the actions or inactions of AutoBond or any officer, director, employee or agent of AutoBond;

excluding, however, (a) recourse for any uncollectible Sold Auto Loan; provided, that the foregoing shall not be deemed to limit AutoBond Funding's rights under Sections 5(d), 9(c), 9(d) and, with respect to a breach in the representation and warranty set forth in Section 5(b)(xxi)(A), Section 9(a), (b) Indemnified Amounts to the extent resulting from the negligence or willful misconduct on the part of any Indemnified Party and (c) with respect to Sections 9(a) and 9(d) only, (i) Indemnified Amounts to the extent resulting solely from fraud or misrepresentation with respect to an Auto Loan on the part of an Obligor (A) which AutoBond had no knowledge of at the time of sale of the related Financed Vehicle or (B) with respect to which AutoBond had no knowledge of any fact which should have led it to expect at the time of the sale of the related Financed Vehicle that such Auto Loan would not be paid in full when due because of fraud or misrepresentation on the part of such Obligor and (ii) Indemnified Amounts resulting solely from the non-payment by an Obligor of the amounts due under an Auto Loan. AutoBond acknowledges that AutoBond Funding intends to assign its rights of indemnity granted hereunder to an assignee and upon such assignment, such assignee shall have all rights of AutoBond Funding hereunder and may in turn assign such rights. AutoBond agrees that, upon such assignment, such assignee may enforce directly, without joinder of AutoBond Funding, the indemnities set forth in this Section 9. It is understood and agreed that the indemnity obligations of AutoBond hereunder shall survive the termination of this Agreement or of any Sold Auto Loan.


      SECTION 10. Confidentiality. Except to the extent otherwise required by applicable law or unless AutoBond Funding shall otherwise consent in writing, AutoBond agrees to maintain the confidentiality of the original or any copy of all or any part of this Agreement (and all drafts hereof and documents ancillary thereto including any letters of intent) in its communications with third parties and otherwise and not to disclose the existence, or the terms, of this Agreement or to deliver or otherwise make available such documents to any third party (other than its directors, officers, employees, accountants examiners or counsel, or as required by law). AutoBond shall not make use in any manner whatsoever (except as required by law) of the names of any of the participants in the AutoBond Program without the prior written consent of AutoBond Funding. AutoBond shall not act on the behalf of, in the name of, or make agreements on behalf of, AutoBond Funding without the express written consent of AutoBond Funding.


      SECTION 11. No Proceedings. AutoBond hereby agrees that it will not, directly or indirectly, institute, or cause to be instituted, against AutoBond Funding any proceeding of the type referred to in Section 8(c) so long as there shall not have elapsed one year plus one day since the latest maturing securities issued by AutoBond Funding or any Securitization Trust have been paid in full in cash. The foregoing covenant shall not limit AutoBond's right to institute legal proceedings of a type other than that referred to in Section 8(c) against the AutoBond Funding for any breach by AutoBond Funding of its obligations hereunder.


      SECTION 12. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or telecommunicated, or delivered as to each party hereto, at its address set forth under its name on the signature page hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall not be effective until received by the party to whom such notice or communication is addressed.


      SECTION 13. No Waiver; Remedies. No failure on the part of AutoBond, AutoBond Funding or any assignee thereof to exercise, and no delay in exercising, any right hereunder or under any Sale Assignment shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

      SECTION 14. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of AutoBond, AutoBond Funding and their respective successors and permitted assigns. The Trustee and any other assignee shall be an express third party beneficiary of this Agreement, entitled to directly enforce this Agreement. AutoBond may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of AutoBond Funding, the Trustee and any other assignee. AutoBond Funding may, and intends to, assign all of its rights hereunder and AutoBond consents to any such assignment. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination; provided, that the rights and remedies with respect to any breach of any representation and warranty made by AutoBond pursuant to Section 5, the Repurchase Requirement and the indemnification and payment provisions of Section 9 shall be continuing and shall survive any termination of this Agreement.

      SECTION 15. Amendments; Consents and Waivers; Entire Agreement. No modification, amendment or waiver of, or with respect to, any provision of this Agreement, and all other agreements, instruments and documents delivered thereto, nor consent to any departure by AutoBond from any of the terms or conditions thereof shall be effective unless it shall be in writing and signed by the Trustee and each of the parties hereto. Any waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand by AutoBond in any case shall, in itself, entitle it to any other consent or further notice or demand in similar or other circumstances. This Agreement and the documents referred to herein embody the entire agreement of AutoBond and AutoBond Funding (but not of AutoBond Funding and any third parties) with respect to the Auto Loans and supersede all prior agreements and understandings between such parties relating to the subject hereof. AutoBond acknowledges that in connection with the intended assignment by AutoBond Funding of all of its right, title and interest in and to each Sold Auto loan to an assignee, AutoBond Funding intends to enter into certain financing and security arrangements with such assignee pursuant to which such assignee, subject to the terms of such arrangements, shall provide funds to AutoBond Funding to purchase Auto Loans hereunder and pursuant to which the ability of AutoBond Funding to perform hereunder (including its ability to purchase Auto Loans and to render consents hereunder) shall be subject to the consent of such assignee. Notwithstanding the above, the obligation of AutoBond Funding to perform hereunder shall not be diminished by the existence of such arrangements.


      SECTION 16. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation, shall not in any way be affected or impaired thereby in any other jurisdiction. Without limiting the generality of the foregoing, in the event that a Governmental Authority determines that AutoBond Funding may not purchase or acquire Auto Loans, the transactions evidenced hereby shall constitute a loan and not a purchase and sale, notwithstanding the otherwise applicable intent of the parties hereto and AutoBond shall be deemed to have granted to AutoBond Funding as of the date of each Sale a first priority perfected security interest in all of AutoBond's right, title and interest in, to and under the Sold Auto Loans, and all proceeds thereof.


      SECTION 17. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

      (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

      (B) AUTOBOND AND AUTOBOND FUNDING HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. AUTOBOND AND AUTOBOND FUNDING EACH HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF AUTOBOND OR AUTOBOND FUNDING TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF THEM TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

      (C) AUTOBOND AND AUTOBOND FUNDING EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      SECTION 18. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


      SECTION 19. Execution in Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same agreement.

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

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                 AUTOBOND ACCEPTANCE CO.,


                                 By: ______________________________________
                                     Name:
                                     Title:

                                    Address:  301 Congress Avenue
                                              Austin, Texas 78701

                                    Attention:     William Winsauer
                                    Telephone number:    (800) 305-4901
                                    Telecopier number:      (512) 472-1548



                                 AUTOBOND FUNDING CORPORATION I


                                 By: ______________________________________
                                     Name:
                                     Title:

                                    Address:  301 Congress Avenue
                                              Austin, Texas 78701

                                    Attention:     William Winsauer
                                    Telephone number:    (800) 305-4901
                                    Telecopier number:      (512) 472-1548

                                    EXHIBIT A
                                       TO
                     AMENDED AND RESTATED LOAN ORIGINATION,
                         SALE AND CONTRIBUTION AGREEMENT
                          DATED AS OF DECEMBER 15, 1995
                                 BY AND BETWEEN

                            AUTOBOND ACCEPTANCE CORP.

                                       AND

                         AUTOBOND FUNDING CORPORATION I


                            [FORM OF SALE ASSIGNMENT]

      SALE ASSIGNMENT, dated as of ___________, 199_, between AUTOBOND ACCEPTANCE CO. ("Autobond") and AUTOBOND FUNDING CORPORATION I ("Funding").

      1. We refer to the Amended and Restated Loan Origination, Sale and Contribution Agreement (the "Sale Agreement") dated as of December 15, 1995 between AutoBond and Funding. All provisions of such Sale Agreement are incorporated herein by reference. All capitalized terms shall have the meanings set forth in the Sale Agreement.

      2 [Pursuant to the Sale Agreement, AutoBond does hereby sell, transfer, assign, set over and convey to Funding all right, title and interest of AutoBond in and to the Auto Loans listed on Schedule 1 hereto (each, a "Sold Auto Loan") and Funding does hereby purchase each such Sold Auto Loan.]

      3. [Pursuant to the Sale Agreement, AutoBond does hereby contribute, transfer, assign, set over and convey to Funding, without recourse, all right, title and interest of AutoBond in and to the Auto Loans listed on Schedule 1 hereto (each, a "Contributed Auto Loan") and Funding does hereby accept such contribution to its stated capital.]

      4. The Principal Balance for the Sold Auto Loans sold and purchased hereby is $________. [The Loan Acquisition Price for the Sold Auto Loans sold and purchased hereby is $________; representing 92% of the Principal Balance [plus accrued interest of $_______]. The Loan Acquisition Price shall be payable in full contemporaneously with the execution of this Sale Assignment. In addition, the Collateral Agent will remit to AutoBond, on behalf of Funding, pursuant to
Section 6.04(a)(i) of the Security Agreement, payment of the Credit Default and VSI Insurance Purchase Price in the amount of $__________, which amount AutoBond shall apply towards obtaining the agreed upon insurance on the Sold Auto Loans sold and assigned hereunder.]

      IN WITNESS WHEREOF, the parties have caused this Sale Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


AUTOBOND ACCEPTANCE CO.            AUTOBOND FUNDING CORPORATION


By:____________________            By:_________________________
Name:__________________            Name:_______________________
Title:_________________            Title:______________________

                                                                      SCHEDULE 1


                                 SOLD AUTO LOANS




     Principal Balance:  $_______________________




                             CONTRIBUTED RECEIVABLES




     Principal Balance:  $_______________________

                                    EXHIBIT B
                                       TO
                     AMENDED AND RESTATED LOAN ORIGINATION,
                         SALE AND CONTRIBUTION AGREEMENT
                          DATED AS OF DECEMBER 15, 1995
                                 BY AND BETWEEN

                             AUTOBOND ACCEPTANCE CO.

                                       AND

                         AUTOBOND FUNDING CORPORATION I

                         [FORM OF OFFICER'S CERTIFICATE
                                  FOR AUTOBOND]



      I hereby certify that I am a duly elected [Officer] of AutoBond Acceptance Co. ("AutoBond") with all requisite knowledge of the matters set forth below and further certify as follows:

            1. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of AutoBond are pending or contemplated.

            2. There is no litigation pending, or to my knowledge, threatened, which, if determined adversely to AutoBond, would adversely affect the execution, delivery or enforceability of the Amended and Restated Loan Origination, Sale and Contribution Agreement, dated as of December 15, 1995 (the "Agreement"), by and between AutoBond and AutoBond Funding Corporation I, or the sale of the Auto Loans as provided therein.

            3. With respect to the Agreement, AutoBond has complied with all the agreements by which it is bound and has satisfied all the conditions on its part to be performed or satisfied prior to the date hereof.

            4. No Event of Purchase Termination, or other event of default in the performance of any of AutoBond's covenants or agreements under the Agreement has occurred and is continuing, nor has an event occurred which with the passage of time or notice or both would become such an event of default.

            5. AutoBond is not a party to, or governed by, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust or other instrument which restricts AutoBond's ability to act as agent in connection with the sale of Auto Loans or consummate any of the transactions contemplated by the Agreement.

            6. For tax, accounting, and reporting purposes, AutoBond will not show the Sold Auto Loans as assets on its books.

            7. AutoBond (a) is solvent; (b) is paying its debts as they mature;
      (c) neither intends to incur, nor believes that it would incur, debts beyond its ability to pay as they mature; and (d) has an adequate amount of capital to conduct its business and anticipates no difficulty in continuing to do so for the foreseeable future.

            8. AutoBond has and maintains all material permits, licenses, authorizations, registrations, approvals and consents of Governmental Authorities necessary for (a) the activities and business of AutoBond as currently conducted, (b) the ownership, use, operation and maintenance of its properties, facilities and assets, and (c) the performance by AutoBond of the Agreement.

            9. The representations and warranties of AutoBond set forth in
      Section 5(a) of the Agreement are true and correct on and as of the date hereof and any other Sale Date on which this certificate is deemed to be restated, before and after giving effect to the Sale on such date and to the application of the proceeds therefrom, as though made on and as of such Sale Date and the representations and warranties set forth in Section 5(b) are true and correct on and as of such Sale Date with respect to the Sold Auto Loans.

            10. The Termination Date has not occurred.

      The statements listed above shall be deemed to be re-certified by me or my successor in accordance with the last sentence of Section 4(a) of the Agreement.

      All capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of AutoBond an of this __ day of ____________, 199_.


                                 By:__________________________________
                                      Name:
                                     Title:

                                    EXHIBIT D
                                       TO
                     AMENDED AND RESTATED LOAN ORIGINATION,
                         SALE AND CONTRIBUTION AGREEMENT
                          DATED AS OF DECEMBER 15, 1995
                                 BY AND BETWEEN

                             AUTOBOND ACCEPTANCE CO.

                                       AND

                         AUTOBOND FUNDING CORPORATION I



                         [FORM OF REPURCHASE ASSIGNMENT]



      REPURCHASE ASSIGNMENT (this "Purchase Assignment"), dated as of _________, 199_ between AutoBond Acceptance Co. ("AutoBond") and [AutoBond Funding Corporation I ("AutoBond Funding")] [ASSIGNEE OF AUTOBOND FUNDING].

      We refer to the Amended and Restated Loan Origination, Sale and Contribution Agreement (the "Agreement"), dated as of December 15, 1995, by and between AutoBond and AutoBond Funding. All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

      Pursuant to Section 5(d) of the Agreement, AutoBond Funding [ASSIGNEE OF AUTOBOND FUNDING] does hereby sell, transfer, assign, set over and convey to AutoBond, without recourse or warranty, express or implied, all right, title and interest of AutoBond Funding [ASSIGNEE OF AUTOBOND FUNDING] in and to the Auto Loans listed on Schedule 1 attached hereto and made a part hereof (each, a "Repurchased Auto Loan"), in consideration for receipt of the aggregate Repurchase Price for such Repurchased Auto Loans, and AutoBond does hereby purchase each such Repurchased Auto Loan.

      The Repurchase Price for each Repurchased Auto Loan is set forth on
Schedule 1 attached hereto and made a part hereof.

      THIS PURCHASE ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

      IN WITNESS WHEREOF, the parties have caused this Repurchase Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                     AUTOBOND ACCEPTANCE CO.,


                                     By:______________________________
                                       Name:
                                       Title:



                                     AUTOBOND FUNDING CORPORATION I
                                     [ASSIGNEE OF AUTOBOND FUNDING]


                                     By:______________________________
                                       Name:
                                       Title:

                                                         SCHEDULE 1 TO EXHIBIT D
                                               TO THE LOAN ORIGINATION AGREEMENT

                                    EXHIBIT E
                                       TO
                     AMENDED AND RESTATED LOAN ORIGINATION,
                         SALE AND CONTRIBUTION AGREEMENT
                          DATED AS OF DECEMBER 15, 1995
                                 BY AND BETWEEN

                             AUTOBOND ACCEPTANCE CO.

                                       AND

                              AUTOBOND FUNDING CO.



                           [FORM OF DEALER AGREEMENT]


                            AUTOBOND ACCEPTANCE CORP.

                                Dealer Agreement

This dealer Agreement ("Agreement") is made and entered into this ____ day of ____________________________, 19__ at ______________________, Texas, by and
between ________________________________, __________________________________ __,
____________, Texas __________________
       (Dealer Name)                      Address)
(City)        (Zip Code)
(herein called "Seller") and AutoBond Acceptance Corporation, 301 Congress Avenue, Suite 900, Austin, Texas 78701 (herein called "Autobond").

Seller is the originator of certain automobile retail installment contracts (the "Contracts") which Contracts arise out of Seller's sale of motor vehicles to purchasers ("Obligors"). Seller will from time to time, sell Contracts to AutoBond and AutoBond will from time to time, purchase Contracts from Seller. Seller and AutoBond desire to formally set out the rights, obligations and responsibilities of the parties with respect to the Contracts purchased by AutoBond and therefore, the parties agree as follows:

APPLICABILITY. Unless otherwise agreed in writing, this Agreement shall cover all purchasers of Contracts by AutoBond from Seller. Seller and AutoBond are deemed to be independent contracting parities and this Agreement does not establish an agency relationship between the parties.

PURCHASE PRICE OF CONTRACTS. AutoBond shall purchase the Contracts at a price agreed upon by the Seller and AutoBond. Such price shall vary from time to time and will be established by AutoBond and provided in writing to the Seller.

CONSIDERATION. In consideration for the purchase of the Contracts by AutoBond, Seller agrees to sell, assign, convey, transfer, and set over to AutoBond all of Seller's rights, title, and interest in and to the Contracts and all related documents, including, but not limited to, all security agreements, credit applications, title applications, financing agreements, insurance policy applications, and proofs of insurance (collectively "Contract Documents") and the rights conferred thereunder. All assignments shall be made by properly completing the assignment section of each Contract. As additional consideration for the purchase of the Contracts, Seller agrees to pay AutoBond a non-refundable purchase fee. Said fee will be due at the time of the assignment of the Contracts to AutoBond.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. In consideration of AutoBond's purchase of the contracts, Seller hereby represents, warrants and covenants the following:

A.The Contract Documents represent a genuine obligation of the named Obligor thereon, is valid and binding in accordance with their terms, is enforceable by AutoBond and its assigns and is subject to no legal or equitable defenses, setoffs, or counter claims. The Obligor of each of the contracts was of legal age and capacity at the time of execution thereof.

B.The Contracts will have arisen out of the sale of the property described in the Contract Documents on the terms described therein.

C.Seller complied with and the Contract Documents are in compliance with all applicable federal and state laws, including but not limited to, consumer credit transaction laws.

D.The contracts are not usurious under applicable laws.

E.The non-refundable purchase fee due AutoBond for each Contract sold by the Seller to AutoBond was not included in the Obligor's purchase price of the motor vehicle involved, and the fee was not passed on in any manner to the purchaser of the motor vehicle.

F.Seller will deliver, or cause to be delivered to AutoBond the original motor vehicle title issued by the applicable state authority. Seller is the sole owner of the Contracts and has the authority to sell, transfer, and assign the same pursuant to this Agreement. The Contract Documents, including the credit application, represent the entire agreement between the Seller and the Obligor with respect thereto and the Contract documents have not been modified, superseded or waived by any act or omission by the Seller. AutoBond, as subsequent owner of the Contracts, will have a valid first lien and security interest in the collateral described in the Contract Documents and will be entitled to enforce such rights to their fullest extent.






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G.Seller will obtain from the Obligor appropriate documentation to evidence the existence of all physical damage insurance required by State law or regulation, or required pursuant to the Contract Documents, and will furnish such documentation to AutoBond.

H.Seller will promptly forward to AutoBond any and all communication, inquiries or remittances relating to the Contracts and will assist AutoBond in collection of the monies due pursuant to the Contract Documents if requested.

I.Seller will not use AutoBond's name in any advertising or promotion without the express written consent of AutoBond.

J.Seller will not accept side notes as any part of the downpayment portion of Obligor's purchase price. All down payments must be made in cash, cashier's check or by money order. Seller may not make any payments for the Obligor.

K.Seller has no knowledge of any facts that would impair the validity or enforceability of the Contracts and all statements of fact contained in the Contract Documents are true to the best of Seller's knowledge.

L.Seller must use a vendor designated and chosen by AutoBond to supply any credit insurance, GAP insurance, unemployment insurance or vehicle service contracts.

M.In the event any motor vehicle sold pursuant to a Contract that AutoBond has purchased from Seller is repossessed, or the Contract is charged-off as uncollectible, or the Obligor files for bankruptcy, Seller will pay or cause to be paid, to AutoBond the total of any unearned credit insurance premium, GAP insurance premium, unemployment insurance premium and any unearned vehicle service contract amount existing at the time of such repossession, charge-off, or bankruptcy, provided that AutoBond shall request, in writing to the Seller, cancellation of the insurance policy or contract corresponding to the particular premium or amount.

ASSIGNMENT WITHOUT RECOURSE: REMEDIES FOR BREACH. Except as hereinafter stipulated in this section, Seller's assignment of the Contracts and Contract Documents to AutoBond is without recourse.

Upon breach of any representation, warranty, covenant or condition of this Agreement or any of the Contracts, including, but not limited to the terms of the sale being exactly as stated in the Contract Documents, and that the down payment does not include any side note(s), deferred down-payment(s), or post-dated or held check(s). Seller will, upon demand, repurchase any one or all of the Contracts ("Designated Contracts") at a price equal to the then remaining unpaid amounts owing by the Obligor(s)





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under the Designated Contracts, including without limitation all unpaid principal, accrued and unpaid interest, and all other payments due and payable under or pursuant to the Contract Documents.

In the event that Seller fails to repurchase within thirty (30) days of AutoBond's demand any of the Contracts which AutoBond purchased pursuant to this Agreement and AutoBond undertakes legal action to enforce Seller's repurchase obligation hereunder. Seller shall be liable to AutoBond for all amounts owned by Seller to AutoBond, and for all costs of such legal action, including court costs and reasonable attorney's fees. Seller agrees to indemnify AutoBond from and against any and all liability, loss or damage Autobond incurs as a result of claims, demands, costs or judgments against AutoBond by reason of falsity of or Seller's breach of any of the representations or warranties set forth in this Agreement or the Contract Documents.

AGREEMENT SUPPLEMENTAL TO ASSIGNMENT. The terms of this Agreement are in addition to and not in substitution or abrogation of the terms and conditions of the form of assignment appearing as part of the Contract Documents.

WAIVER OF NOTICES. Seller hereby waives notice of any breach under any Contract Documents or this Agreement.

BENEFITS OF ASSIGNEES. The provisions of this Agreement shall be binding on and shall inure to the benefit of the successors, transferees and assigns of Seller and AutoBond.

ENTIRE AGREEMENT. This document contains the entire Agreement of the parties and cannot be modified except in a writing signed by both the Seller and AutoBond. The parties agree to do such other things and take such other action as reasonably necessary to carry out the intent of the parties as expressed in this Agreement. This Agreement supersedes, amends, and restates in its entirety all prior agreements, if any, entered into between the parties thereto. Any such prior agreement are separately of no further force and effect, and any and all dealings by and between the parties with regard to the subject matter hereof are governed exclusively by the terms and conditions of this Agreement.

NOTICES. All notices provided herein shall be in writing, and may be served in person or by mail, and shall be considered delivered, in the case of notice by mail, on the earlier date of receipt by the addressee of three (3) business days after posting in a correctly addressed envelope with postage prepaid.

TERMINATION. Either party, on fifteen (15) days' notice to the other party may terminate this Agreement; however, such termination shall not affect Seller's and AutoBond's obligations as to Contracts purchased prior to the date of termination.





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GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The obligation of the parties are performable and venue for any legal action arising out of this Agreement shall be in Tarrant County, Texas.

WITNESS our signatures as of this the ____ day of ________, 19__.

SELLER:                                   PURCHASER:

                                          AutoBond Acceptance
Corporation


By:_______________________________
By:_______________________________
   Title:__________________________
   Title:__________________________





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